Allianz Life and Annuity Company
PO Box 59060
Minneapolis, MN 55459-0060

                    GROUP DEFERRED FIXED ANNUITY CERTIFICATE
--------------------------------------------------------------------------------

This Certificate is a summary of your rights under the Group Deferred Fixed Annuity Contract, which provides for the payment of the Monthly Benefit Amount for life in the event your Designated Account is reduced to zero, so long as your Benefit Base is greater than zero at that time and you comply with the terms of the Contract described in this Certificate.

In order to receive the full benefit of the Contract, you must comply with the terms of the Contract for taking withdrawals from your Designated Account and in allocating the assets of your Designated Account. These terms are described in this Certificate.

There is no cash surrender value or other value held or available under the Contract. There is no death benefit under the Contract. Your Designated Account is not an account of, and the investments of your Designated Account are not assets of, Allianz Life and Annuity Company. Your Designated Account is subject to your agreement with the Contract Holder.

In consideration of an application for this Certificate and the payment of Insurance Charges and Administrative Charges, we agree, subject to the terms and conditions of the Contract, to pay you the Monthly Benefit Amount according to the terms of the Contract beginning on the Benefit Commencement Date. Alternatively, we agree to make Optional Fixed Annuity Payments to you if you elect to apply all of your Designated Account value to purchase an Optional Fixed Annuity. These terms are described in this Certificate.

Signed for the Company at its home office on the Contract Date.


[               /s/Cynthia Pevehouse             /s/Gary Bhojwani]

                  [Cynthia Pevehouse                Gary Bhojwani]

                      Secretary                       President

RIGHT TO EXAMINE THIS CERTIFICATE: Within [20] days after receiving this Certificate, if you are dissatisfied for any reason, this Certificate may be returned to your agent or our Customer Service Center. We will void this Certificate and mail a refund of any Insurance Charges and Administrative Charges paid within ten (10) days of receipt of this Certificate.


THIS CERTIFICATE DESCRIBES THE BENEFITS AND PROVISIONS OF THE CONTRACT. READ THIS CERTIFICATE CAREFULLY. THE CONTRACT, AS ISSUED TO THE CONTRACT HOLDER BY US, ALONE MAKES UP THE AGREEMENT UNDER WHICH BENEFITS ARE PAID. THE CONTRACT MAY BE INSPECTED AT THE OFFICE OF THE CONTRACT HOLDER.


The Contract under which this Certificate is issued is non-participating.




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                         GUIDE TO CERTIFICATE PROVISIONS
--------------------------------------------------------------------------------

CERTIFICATE SCHEDULE.........................................................3

CERTIFICATE..................................................................4
   The Contract Holder.......................................................4
   The Certificate Owner.....................................................4
   The Annuitant.............................................................4
   Change of Certificate Owner or Annuitant..................................5
   Assignment of this Certificate............................................6

INSURANCE AND ADMINISTRATIVE CHARGES.........................................7
   Insurance Charges.........................................................7
   Administrative Charges....................................................7
   Payment of Insurance and Administrative Charges...........................7
   Grace Period..............................................................9

INCOME BENEFIT...............................................................10
   Benefit Determination Date and Benefit Commencement Date..................10
   Monthly Benefit Amount....................................................10

DESIGNATED ACCOUNT...........................................................11
   Designated Account........................................................11
   Additions to the Designated Account.......................................11
   Withdrawals from the Designated Account...................................12
      1.  Annual Permitted Withdrawals.......................................12
      2.  Excess Withdrawals.................................................13

BENEFIT BASE.................................................................14
   Benefit Base..............................................................14
      1. Initial Benefit
      Base...................................................................14
      2.  Benefit Base before the Annual Permitted
           Withdrawal Start Date.............................................14
      3.  Benefit Base on and after the Annual Permitted Withdrawal
           Start Date and Prior to the Benefit Determination Date............14
      4.  Benefit Base on and after the Benefit Determination Date...........16
      5.  Benefit Base upon Purchase of an Optional Fixed Annuity............16
      6.  Benefit Base upon Reinstatement....................................16

OPTIONAL FIXED ANNUITY.......................................................17

TERMINATION..................................................................18
   Certificate Termination...................................................18
   Right to Reinstate a Certificate..........................................19
   Right to Reapply..........................................................19

GENERAL PROVISIONS...........................................................20

GLOSSARY.....................................................................22




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
------------------------------------------------------------------------------------------------------------------------------
                              CERTIFICATE SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
Contract Holder:             [XYZ Trust/Broker-Dealer]          Contract Date:             [January 1, 2xxx]
Contract Number:             [1234 Specimen]                    Issue State:               [State]
Certificate Number:          [12345]                            Certificate Date:          [01/01/2008]

Certificate Owner:           [John Doe]                         Joint/Contingent           [Jane Doe]
                                                                Certificate Owner:
Annuitant:                   [John Doe]                         Date of Birth:             [01/01/1958]
[Joint Annuitant]:           [Jane Doe]                         Date of Birth:             [01/01/1958]
Maximum Annuitant Age at Certificate Date:  [80]                Minimum Annuitant Age : [50]
Maturity Date:                                                  [01/01/2066]
Minimum Notice for Change in Approved Asset Allocation Programs [30] days


ANNUAL INSURANCE CHARGE RATE:

                    [INITIAL ANNUAL INSURANCE CHARGE RATE FOR
                                SINGLE ANNUITANT

        [If Contract Holder Fees are not Deducted from Designated Account

[ABC Asset Allocation Program]                       [0.75%]

[DEF Asset Allocation Program]                       [0.75%]

[GHI Asset Allocation Program]                       [0.75%]]

          [If Contract Holder Fees are Deducted from Designated Account

[ABC Asset Allocation Program]                       [0.85%]

[DEF Asset Allocation Program]                       [0.85%]

[GHI Asset Allocation Program]                       [0.85%]]


                    [INITIAL ANNUAL INSURANCE CHARGE RATE FOR
                                JOINT ANNUITANTS

        [If Contract Holder Fees are not Deducted from Designated Account

[ABC Asset Allocation Program]                       [1.20%]

[DEF Asset Allocation Program]                       [1.20%]

[GHI Asset Allocation Program]                       [1.20%]]


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                                        3

          [If Contract Holder Fees are Deducted from Designated Account

[ABC Asset Allocation Program]                       [1.35%]

[DEF Asset Allocation Program]                       [1.35%]

[GHI Asset Allocation Program]                       [1.35%]]


Initial Annual Insurance Charge Rate Guaranteed Period:
[Two (2) Certificate Years] beginning on the Certificate Date

Maximum Annual Insurance Charge Rate:
[1.60%]

Frequency for Change:
[no more than once per Certificate Year]


ANNUAL ADMINISTRATIVE CHARGE RATE:

Initial Annual Administrative Charge Rate:
[0.25%]

Initial Annual Administrative Charge Guaranteed Period:
[Two (2) Certificate Years] beginning on the Certificate Date

Maximum Annual Administrative Charge Rate:
[0.4%]

Frequency for Change:
[no more than once per Certificate Year]



GRACE PERIOD:                                                  [31] days

DUE DATES:                                                     [Certificate Date and the first Business Day in January,
                                                               April, July and October] [Certificate Date and each quarter anniversary of the Certificate Date or the next Business Day if such day is not a Business Day]


DESIGNATED ACCOUNT:
                 Account Number:                               [8675309]
                 Maximum Coverage Amount:                      [$5,000,000.00]
                 Asset Allocation Programs for                 [50%  ABC Asset Allocation Program]
                 Designated Account:                           [50%  DEF Asset Allocation Program]
                 Allocation Correction Period:                 [10 days from the date of the written notice]
                 Addition Reversal Period:                     [60 days from the date of the written notice]


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                                       3A

BENEFIT BASE:
                 Initial Benefit Base:                         [$50,000]
                 [Minimum Value Rate:]                         [5.0%]
                 [Minimum Value Cap Factor:]                   [200%]
                 [Minimum Value Certificate Anniversary:]      [3rd Certificate Anniversary following the Addition]
                 [Subsequent Minimum Value Cap Factor:]        [100%]
WITHDRAWALS:
                 Maximum Contract Holder Fee:                  [0.5% of the assets in the Designated Account per quarter]
                 Withdrawal Reversal Period:                   [10 days from the date of withdrawal]

OPTIONAL FIXED ANNUITY PAYMENTS
                 Minimum Amount                                [$100 per month]

RIGHT TO REINSTATE PERIOD:                                     [90] days after Certificate Termination

WAITING PERIOD TO REAPPLY:                                     [24 MONTHS] after Certificate Termination

[WAIVER OF WAITING PERIOD TO REAPPLY:                          If Certificate is
                                                               terminated within
                                                               30 days of the
                                                               5th Certificate
                                                               Anniversary and
                                                               within 30 days of
                                                               every subsequent
                                                               5th year
                                                               Certificate
                                                               Anniversary]

OPTIONAL RIDERS:                                               [MINIMUM VALUE RIDER]

CUSTOMER SERVICE CENTER:                                       [List Administrative Center for the Group Contract]
------------------------


                             INCOME PERCENTAGE TABLE


    [Age of the Annuitant, or if Joint
    Annuitants, the Age of the younger                     Percentage
=========================================== ====================================

                 50 - 59                                       4%

                 60 - 69                                       5%

                 70 - 79                                       6%

                   80 +                                       7%]



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                                       3B

Guaranteed Purchase Rate Tables are based on [1]% interest and the [Annuity 2000 Mortality Tables]. Values for ages and minimum guaranteed terms not shown will be furnished upon request.

   ------------------------------------------------------------------------------------------------------------------------------
                                                      TABLE 1, LIFE AND MINIMUM GUARANTEED TERM
                                    Monthly Installments, per $1,000, payable during the lifetime of the Annuitant.
   ------------------------------------------ -----------------------------------------------------------------------------------
                                                                                     Life
                    Age on                                      Male                                      Female
                 Annuity Date                                 Annuitant                                 Annuitant
                      [50                                       3.02                                      2.78
                      51                                        3.09                                      2.84
                      52                                        3.17                                      2.90
                      53                                        3.25                                      2.97
                      54                                        3.33                                      3.04
                      55                                        3.42                                      3.12
                      56                                        3.51                                      3.20
                      57                                        3.61                                      3.29
                      58                                        3.72                                      3.38
                      59                                        3.83                                      3.47
                      60                                        3.95                                      3.57
                      61                                        4.07                                      3.68
                      62                                        4.21                                      3.79
                      63                                        4.35                                      3.91
                      64                                        4.50                                      4.04
                      65                                        4.67                                      4.18
                      66                                        4.84                                      4.33
                      67                                        5.03                                      4.48
                      68                                        5.22                                      4.65
                      69                                        5.43                                      4.83
                      70                                        5.66                                      5.03
                      71                                        5.90                                      5.24
                      72                                        6.15                                      5.47
                      73                                        6.42                                      5.71
                      74                                        6.71                                      5.98
                      75                                        7.02                                      6.26
                      76                                        7.36                                      6.57
                      77                                        7.71                                      6.91
                      78                                        8.09                                      7.27
                      79                                        8.50                                      7.66
                      80                                        8.93                                     8.09]
   ------------------------------------------ ----------------------------------------- -----------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                TABLE 2, JOINT AND SURVIVOR ANNUITY
                          Monthly installment per $1,000, payable as long as either Annuitant is living.
  Age of Male on                                             Age of Female on Annuity Date
   Annuity Date             50                55               60               65              70              75           80
-------------------- ------------------ --------------- ----------------- --------------- ---------------- -------------- ----------

        [50                2.49              2.63             2.74             2.84            2.90            2.95         2.98
        55                 2.58              2.76             2.94             3.09            3.21            3.29         3.35
        60                 2.65              2.88             3.12             3.34            3.54            3.69         3.80
        65                 2.70              2.97             3.27             3.58            3.89            4.15         4.36
        70                 2.73              3.03             3.38             3.78            4.22            4.64         5.00
        75                 2.75              3.06             3.46             3.93            4.49            5.11         5.70
        80                 2.76              3.09             3.51             4.04            4.70            5.50         6.37]
-------------------- ------------------ --------------- ----------------- --------------- ---------------- -------------- ----------


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                                       3C

--------------------------------------------------------------------------------
CERTIFICATE
--------------------------------------------------------------------------------


THE CONTRACT HOLDER

The Contract Holder is stated on the Certificate Schedule. This Certificate is issued under the terms of the Contract.



THE CERTIFICATE OWNER

The Certificate Owner is the purchaser of this Certificate and is the person who has the rights and options described in this Certificate. The Certificate Owner must be the owner of the Designated Account. The Certificate Owner may be a non-individual only if the owner is an agent for an individual under the Code. If there are joint owners of the Designated Account, either joint owner may be named as a Certificate Owner. Joint owners of a Designated Account may be named as Joint Certificate Owners if and only if the joint owners are spouses, as recognized under the Code, on the Certificate Date. No other Joint Certificate Owners are permitted under a Certificate. The Certificate Owner and any Joint Certificate Owner for this Certificate is shown on the Certificate Schedule.


The Certificate Owner may name, at time of application, a Contingent Certificate Owner. The Contingent Certificate Owner must be the spouse of the Certificate Owner, as recognized under the Code, on the Certificate Date and must be designated as the sole primary beneficiary of the Designated Account. Upon the death of the Certificate Owner, if the Contingent Certificate Owner is married to the Certificate Owner (and is recognized as the deceased Certificate Owner's spouse under the Code), on the date of the Certificate Owner's death, the Contingent Certificate Owner becomes the Certificate Owner. For a Certificate to continue, a Contingent Owner must also be a Joint Annuitant. Any Contingent Certificate Owner for this Certificate is shown on the Certificate Schedule.



THE ANNUITANT


The Annuitant is the person during whose life we will pay the Monthly Benefit Amount or Optional Fixed Annuity Payments. If there are Joint Annuitants, we will pay the Monthly Benefit Amount or Optional Fixed Annuity Payments until the death of the last survivor, so long as the Joint Annuitants are spouses under the Code at the time the value of the Designated Account is reduced to zero or such value is applied to an Optional Fixed Annuity. Joint Annuitants will not be permitted where a Certificate is owned by a non-individual.


At all times, each Annuitant and Joint Annuitant must be a Certificate Owner unless the Certificate Owner is a non-individual. In that case, the Certificate Owner must name as the Annuitant an individual who has a beneficial interest in the Designated Account. If at any time the Annuitant is not the owner of, or an individual who has the beneficial interest in, the Designated Account, the Certificate will be terminated.


The Certificate Owner may name a Joint Annuitant only if the individual named as the Joint Annuitant is the Annuitant's spouse, as recognized under the Code, on the Certificate Date. Unless the Certificate Owner is a non-individual, the Joint Annuitant must be a Joint Certificate Owner. Any Joint Annuitant must be named at the time of application; however, a Joint Annuitant may also be named after the Certificate Date:


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                                        4

(i) if the Joint Annuitant has just reached the Minimum Annuitant Age specified on the Certificate Schedule and the Joint Annuitant is the Annuitant's spouse, as recognized under the Code; or

(ii)      if the Annuitant and the Joint Annuitant married within the last sixty
          (60) days and they are treated as spouses under the Code.


If a Joint Annuitant is added after the Certificate Date, the applicable Annual Insurance Charge Rate will be the rate for a Joint Annuitant status Certificate. The Annual Insurance Charge Rate based upon Joint Annuitant status will be used on the Due Date following the date we add the Joint Annuitant. In addition, the Income Percentage will be based upon the Age of the younger Annuitant.


The Annuitant and any Joint Annuitant for this Certificate is shown on the Certificate Schedule. If an Annuitant dies before the Benefit Determination Date or the date the Certificate Owner elects an Optional Fixed Annuity, any other Annuitant who is the spouse of the deceased Annuitant (as recognized under the Code) on the date of death will become the sole Annuitant. The applicable Annual Insurance Charge Rate and the Income Percentage will be those applicable for the surviving Annuitant on a single Annuitant status Certificate.



We will terminate this Certificate on the date of death of the Annuitant or, if, there are Joint Annuitants on the date of death of the last survivor of the Joint Annuitants, but only if the Joint Annuitants are spouses (as recognized under the Code) at the time of the first to die if such death occurs before the Benefit Determination Date or the effective date of the election of an Optional Fixed Annuity. If the Joint Annuitants are not spouses under the Code at such time, we will terminate the Certificate upon the first to die of the Annuitant and Joint Annuitant.



CHANGE OF CERTIFICATE OWNER OR ANNUITANT


A Certificate Owner or Annuitant may not be changed without our approval. Any change must also comply with our then current approval guidelines. We will not approve any change that violates any federal or state law. To request a change, you must send us Notice. If there are Joint Certificate Owners, both must agree in writing to the change. If a change is approved, it will be effective as of the date we receive the Notice. We will not be responsible for any tax consequences of such a change. We will not be liable for any actions taken before we receive the Notice and approve of and record the change. Upon the change, a new Certificate Schedule will be issued to reflect the change.


If there are joint owners of your Designated Account, Joint Certificate Owners or Joint Annuitants and if you divorce, you must immediately notify us in writing and provide the information we require. We will comply with applicable law or court order regarding this Certificate. If the applicable law or the court order divides (i) your Designated Account or (ii) any benefit payments being made from this Certificate, we will issue to you and your former spouse, respectively, a new Certificate and a new Certificate Schedule to reflect the division and to reflect the changes in the Certificate Owner and Annuitant. Following your divorce, your Certificate and any new Certificate issued must comply with our rules on who may be the Certificate Owner and who may be an Annuitant. If you named a Joint Annuitant, the Joint Annuitant will be deleted and the applicable Annual Insurance Charge Rate will be the rate for a single status Certificate only if that amount differs from the then current rate for a Joint Annuitant status Certificate. The Annual Insurance Charge Rate based upon single


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                                        5

Annuitant status will be used on the Due Date following the date we delete the Joint Annuitant. In addition, the Income Percentage will be based upon the Age of the Annuitant as shown on the Certificate Schedule. If there are withdrawals from your Designated Account in connection with your divorce, it will be treated according to the Contract provisions on withdrawals.


If there is a divorce when the Designated Account is greater than zero, and if one of the Joint Owners dies before we receive Notice of the divorce, this Certificate will terminate as of the date of the divorce to comply with the Code.



ASSIGNMENT OF THIS CERTIFICATE


You may not assign or transfer any ownership rights of this Certificate, including the right to any Monthly Benefit Amount or Optional Fixed Annuity Payment.


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                                        6

--------------------------------------------------------------------------------
INSURANCE AND ADMINISTRATIVE CHARGES
--------------------------------------------------------------------------------


INSURANCE CHARGES


Insurance Charges are the money paid to us for the benefits provided under the Contract.


The Initial Annual Insurance Charge Rates for the asset allocation programs are shown on the Certificate Schedule. After the Initial Annual Insurance Charge Guaranteed Period shown on the Certificate Schedule, we reserve the right to change the Annual Insurance Charge Rates. These rates will change no more frequently than the Frequency for Change as shown on the Certificate Schedule. Changes are based on our future expectations of the cost to provide the benefits under the Contract. The Annual Insurance Charge Rate may vary based on different factors as shown on the Certificate Schedule and will never be more than the Maximum Annual Insurance Charge Rate shown on the Certificate Schedule.



ADMINISTRATIVE CHARGES


Administrative Charges are the money paid to us for the cost of administering, distributing and maintaining the Contract and the Certificates issued under the Contract. The Initial Annual Administrative Charge Rate is shown on the Certificate Schedule. After the Initial Annual Administrative Charge Guaranteed Period shown on the Certificate Schedule, we reserve the right to change the Annual Administrative Charge Rates. These rates will change no more frequently than the Frequency for Change as shown on the Certificate Schedule. Changes are based on our future expectations of our expenses. The Annual Administrative Charge Rate will never be more than the Maximum Annual Administrative Charge Rate shown on the Certificate Schedule.



PAYMENT OF INSURANCE AND ADMINISTRATIVE CHARGES


Total Contract Charges are the Insurance Charges and Administrative Charges payable while your Designated Account is greater than zero. The daily Total Contract Charge rate will be the annual Total Contract Charge rate, divided by the number of days in the applicable year.


The Total Contract Charges are due on the Due Dates shown on the Certificate Schedule. If the Due Date is not a Business Day, then the Total Contract Charges are due on the next Business Day. Total Contract Charges are payable in advance for each period during the term of this Certificate. A period begins on a Due Date and ends on the day before the next Due Date.


For each period, an initial Total Contract Charge is calculated on the Due Date and it is based on the Benefit Base and on the amounts in each approved asset allocation program. The initial Total Contract Charges due for each approved asset allocation program is calculated as follows:


              A = B multiplied by C multiplied by D multiplied by E


Where:


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

          A       = the initial Total Contract Charges due for the approved
                    asset allocation program.

          B       = the applicable daily Total Contract Charge rate for the
                    approved asset allocation program.

          C       = the Benefit Base on the Due Date.

          D       = the value in the approved asset allocation program on the
                    Due Date, divided by the value of your Designated Account on the Due Date. The values used will be as of the Market Close of the Due Date.

          E       = the number of calendar days in the period.


The initial Total Contract Charge due is the sum of the initial Total Contract Charges for all asset allocation programs.


On a Due Date after the Certificate Date, a Total Contract Charges adjustment is calculated to reflect the actual amounts in each approved asset allocation program during the prior period. For each asset allocation program in which assets were allocated, for each day during the prior period, the actual daily Total Contract Charge is calculated as follows:


                      F = G multiplied by H multiplied by I


Where:

          F       = the actual daily Total Contract Charges for the approved asset allocation program.

          G       = the applicable daily Total Contract Charge rate for the
                    approved asset allocation program.

          H       = the value in the approved asset allocation program for
                    that day, divided by the value of your Designated Account for that day. The values used will be as of the Market Close on that day or the preceding Market Close.

          I       = the Benefit Base on that day.


The actual Total Contract Charge for the prior period for that asset allocation program is the sum of the actual Total Contract Charges for each day during that period. The Total Contract Charge adjustment is calculated as follows:


                                  J = K minus L


Where:

          J       = the Total Contract Charge adjustment.

          K       = the actual Total Contract Charges for the prior period for all the asset allocation programs in which your Designated Account was allocated during the prior period.

          L       = the initial amount of Total Contract Charges calculated on the previous Due Date.


If the Total Contract Charge adjustment is negative, it will reduce the amount of the payment due for the current Due Date. If the Total Contract Charge adjustment is positive, it will increase the amount payable on the current Due Date. If the calculations on a Due Date reflect an overpayment, it will be returned to your Designated Account. If in the prior period, you have changed the allocation of your Designated Account, one or more different annual Total Contract Charge rates may be used in calculating the adjustment than was used in calculating the initial Total Contract Charges. Additions and Excess Withdrawals are reflected in the Benefit Base and will also impact the calculation of the Total Contract Charge adjustment.


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                                        8

If the Insurance Charges and Administrative Charges are deducted from your Designated Account, we do not treat it as a withdrawal.


If this Certificate is terminated for any reason other than non-payment of the Total Contract Charges on a Due Date, upon termination of this Certificate, we will calculate whether there are any unearned amounts due to you or amounts due to us using the same formulas for calculating the Total Contract Charge adjustment for the period beginning on the Due Date up to the effective date this Certificate is terminated. If this amount is positive, we will refund it to you. If this amount is negative, you owe us this amount.



GRACE PERIOD


We allow you a Grace Period for payment of amounts you owe under the Contract. The Grace Period is shown on the Certificate Schedule. If amounts you owe are not paid by the end of the applicable Grace Period, this Certificate will terminate immediately and all benefits will end.


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                                        9

--------------------------------------------------------------------------------
INCOME BENEFIT
--------------------------------------------------------------------------------

Under this Certificate, you will receive the payment of the Monthly Benefit Amount for life in the event your Designated Account is reduced to zero, so long as your Benefit Base is greater than zero at that time and you comply with the requirements described in this Certificate. In order to receive the full benefit of the Contract, you must comply with the requirements described in this Certificate for taking withdrawals from your Designated Account and in allocating the assets of your Designated Account.



BENEFIT DETERMINATION DATE AND BENEFIT COMMENCEMENT DATE


The Benefit Determination Date is the date your Designated Account is reduced to zero in connection with (i) any withdrawal that does not include an Excess Withdrawal; or (ii) the payment of Total Contract Charges, so long as this Certificate has not been terminated and your Benefit Base is greater than zero. On the Benefit Determination Date, we will determine the Benefit Commencement Date, which is the day we begin paying the Monthly Benefit Amount.


To determine the month in which the Benefit Commencement Date will occur, we first calculate the difference between the Annual Permitted Withdrawal Amount and the amount of withdrawals taken during that Certificate Year, then divide by the Monthly Benefit Amount (in all cases rounded to up to the next whole number). This number is the number of months by which the Benefit Commencement Date will precede the next Certificate Anniversary. If this results in a month that precedes the Benefit Determination Date, then the Benefit Commencement Date will be in the month following the Benefit Determination Date. The day of the Benefit Commencement Date is the same day of the month as the Certificate Date. If that day is not a Business Day, the first payment will be paid on the next Business Day.



MONTHLY BENEFIT AMOUNT


We will pay the applicable Monthly Benefit Amount monthly beginning on the Benefit Commencement Date and on each Benefit Payment Date for as long as the Annuitant is living. If Joint Annuitants are living on the Benefit Determination Date, we will pay the Monthly Benefit Amount until the date of death of the last survivor. We will pay the Monthly Benefit Amount to you, or to the person or entity designated by you. We calculate the Monthly Benefit Amount for each Benefit Payment Date, as follows:


                      A = (B multiplied by C) divided by 12

     Where:

          A       = the Monthly Benefit Amount.

          B       = the Benefit Base.

          C       = the Income Percentage used in calculating the last Annual
                    Permitted Withdrawal Amount. For a Joint Annuitant status Certificate, if the younger Annuitant is the first to die, beginning for the following Benefit Payment Date, the Income Percentage used will be changed to the Income Percentage based upon the Age of the survivor.


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                                       10

--------------------------------------------------------------------------------
DESIGNATED ACCOUNT
--------------------------------------------------------------------------------


DESIGNATED ACCOUNT


The Designated Account is an investment account you have established with the Contract Holder. Your rights and obligations with respect to the Designated Account are set forth in your agreement with the Contract Holder.


Your Designated Account must continually be invested in one or more asset allocation programs offered by the Contract Holder and approved by us. The approved programs on the Certificate Date are shown on the Certificate Schedule.


We reserve the right to approve additional asset allocation programs and to remove the approval status from previously approved asset allocation programs. If we remove approval status, we will provide written notice of the change. The notice will give at least the Minimum Notice for Change in Approved Asset Allocation Programs shown on the Certificate Schedule. If any portion of your Designated Account is allocated to an asset allocation program that is no longer approved, before the end of the period stated in the written notice, you must reallocate that portion of your Designated Account into one or more asset allocation programs approved at such time. If you do not reallocate, this Certificate terminates as of the end of the period stated in the notice.


Any reallocation must be made to one or more approved asset allocation programs. If you reallocate the assets so that any portion is no longer invested in one or more asset allocation programs approved at such time, we will provide notice that the reallocation fails to comply with our requirements. Within the Allocation Correction Period shown on the Certificate Schedule, you must reallocate that portion of your Designated Account into one or more asset allocation programs approved at such time. If you fail to reallocate by the end of the Allocation Correction Period so that all assets in the Designated Account are in approved asset allocation programs, this Certificate terminates as of the date the assets were first transferred out of the approved asset allocation program.



ADDITIONS TO THE DESIGNATED ACCOUNT

Until the Benefit Determination Date, you may make Additions to your Designated Account. The total amount of Additions plus the initial amounts in the Designated Account for all Certificates issued under the Contract or a similar contract or issued under a similar individual contract may not exceed the Maximum Coverage Amount shown on the Certificate Schedule unless approved by us. If the Maximum Coverage Amount is exceeded, we will give notice that an excess Addition has occurred. Within the Addition Reversal Period shown on the Certificate Schedule, the excess Additions must be withdrawn from the Designated Account. If you do not make the required withdrawal, the Certificate terminates as of the date the excess Addition was made.

If you deposit any additional assets into your Designated Account and the assets are invested in one or more approved asset allocation programs within the Withdrawal Reversal Period shown on the Certificate Schedule of a withdrawal, the amount deposited, up to the amount of the withdrawal will be considered to be a cancellation of the withdrawal and not an Addition. Any excess will be considered an Addition.


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WITHDRAWALS FROM THE DESIGNATED ACCOUNT


The Contract does not restrict withdrawals from your Designated Account. The timing of and amount of withdrawals from your Designated Account, however, may reduce or eliminate the benefits provided under the Contract. To obtain the full benefits available under the Contract, the restrictions and requirements on withdrawals described in this Certificate must be satisfied.


Withdrawals are all amounts deducted from your Designated Account during the term of this Certificate except as described in this Certificate. A withdrawal may be cancelled by depositing additional assets in your Designated Account equal to the amount withdrawn within the Withdrawal Reversal Period shown on the Certificate Schedule. Withdrawals do not include amounts deducted from your Designated Account: (i) to pay the Total Contract Charges; or (ii) to pay fees of the Contract Holder up to the Maximum Contract Holder Fee shown on the Certificate Schedule. The amount deducted from your Designated Account to pay the fees of the Contract Holder in excess of the amount shown on the Certificate
Schedule is a withdrawal. Withdrawals are classified under the Contract as Annual Permitted Withdrawals or Excess Withdrawals. All withdrawals are paid from the Designated Account by the Contract Holder.



     1.  ANNUAL PERMITTED WITHDRAWALS

     You may begin taking withdrawals at any time. The date of the first withdrawal is the Annual Permitted Withdrawal Start Date. The sum of the withdrawals during a Certificate Year must not exceed the Annual Permitted Withdrawal Amount. Any amount withdrawn in a Certificate Year in excess of the Annual Permitted Withdrawal Amount is an Excess Withdrawal.

     The total annual amount that may be withdrawn as Annual Permitted Withdrawals during a Certificate Year is equal to the Annual Permitted Withdrawal Amount, as calculated below. The Annual Permitted Withdrawal Amount is calculated on the Annual Permitted Withdrawal Start Date and on each Certificate Anniversary. Any portion of an Annual Permitted Withdrawal Amount not withdrawn during a Certificate Year is not available as part of subsequent Certificate Years' Annual Permitted Withdrawal Amount.

     If the total amount withdrawn in a Certificate Year is greater than the Annual Permitted Withdrawal Amount, the amount in excess is an Excess Withdrawal. Excess Withdrawals will affect your Benefit Base, calculated below, and may reduce or eliminate the benefits payable under the Contract. This Certificate will terminate and no benefits will be payable under the Contract if your Designated Account value is reduced to zero in connection with a withdrawal if any portion is an Excess Withdrawal.


         ANNUAL PERMITTED WITHDRAWAL AMOUNT

         The maximum amount that may be withdrawn each Certificate Year from your Designated Account without reducing the benefits under the Contract is the Annual Permitted Withdrawal Amount. The Annual Permitted Withdrawal Amount will be calculated on the Annual Permitted Withdrawal Start Date and on each Certificate Anniversary. The Annual Permitted Withdrawal Amount is equal to the greater of:


                 (i) A multiplied by B or (ii) C multiplied by D


         Where:


          A       = the Designated Account value on the Annual Permitted
                    Withdrawal Start Date or the current Certificate
                    Anniversary.


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          B       = the Income Percentage based upon the then current Age of the Annuitant, or if Joint Annuitants are named, the then current Age of the younger.


          C       = the current Benefit Base.


          D       = the Income Percentage used on the Annual Permitted
                    Withdrawal Certificate Date or if later, the last Certificate Anniversary.



     2.  EXCESS WITHDRAWALS

     Excess Withdrawals are the amount of withdrawals taken from your Designated Account after the Annual Permitted Withdrawal Start Date that are in excess the Annual Permitted Withdrawal Amount for the Certificate Year. Excess Withdrawals will affect your Benefit Base, calculated below, and may reduce or eliminate the benefits payable under the Contract. This Certificate will terminate and no benefits will be payable under the Contract if your Designated Account value is reduced to zero in connection with a withdrawal where any portion of that withdrawal includes an Excess Withdrawal, even if the Benefit Base is greater than zero.


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--------------------------------------------------------------------------------
 BENEFIT BASE
--------------------------------------------------------------------------------


BENEFIT BASE


The Benefit Base is one of the factors used to calculate the Annual Permitted Withdrawal Amount and the Monthly Benefit Amount for this Certificate. The Benefit Base is in part based upon the value of your Designated Account. The Benefit Base is not a guarantee of your Designated Account value. Excess Withdrawals reduce the Benefit Base under the formulas shown below, and may reduce or eliminate your benefits payable under the Contract.


We use different formulas to calculate your Benefit Base depending upon the status of this Certificate. For all formulas, we use values as of the Market Close of the applicable day.



1. INITIAL BENEFIT BASE

On the Certificate Date, your initial Benefit Base is the value of your Designated Account on that day. The initial Benefit Base is shown on your Certificate Schedule.



2. BENEFIT BASE BEFORE THE ANNUAL PERMITTED WITHDRAWAL START DATE

The Benefit Base is the Maximum Anniversary Value.


         MAXIMUM ANNIVERSARY VALUE

         The initial Maximum Anniversary Value is the value of your Designated Account on the Certificate Date. After the Certificate Date, we calculate the Maximum Anniversary Value on each Certificate Anniversary and on any Business Day on which there is an Addition to your Designated Account. We calculate it as follows:


                                  A = B plus C

         Where:


          A       = the Maximum Anniversary Value.


          B       = (i) if the date is not a Certificate Anniversary, the
                    prior Maximum Anniversary Value; or (ii) if the date is a Certificate Anniversary, the greater of (1) the prior Maximum Anniversary Value or (2) the value of your Designated Account on that day.


          C       = the value of any Addition to your Designated Account made on the current Business Day.



3. BENEFIT BASE ON AND AFTER THE ANNUAL PERMITTED WITHDRAWAL START DATE AND PRIOR TO THE BENEFIT DETERMINATION DATE

So long as you do not make any Excess Withdrawal on the Annual Permitted Withdrawal Start Date, the Initial Benefit Base is the Benefit Base last calculated on the most recent Certificate Anniversary or on the last Business Day on which there is an Addition, if later. If you take an Excess Withdrawal on the Annual Permitted Withdrawal Start Date, we will calculate the Initial Benefit Base for this period according to the formula below that applies to a Business Day on which there is an Addition to, or Excess Withdrawal from, the Designated Account.


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     After the Annual Permitted Withdrawal Start Date and prior to the Benefit
     Determination Date, we calculate your Benefit Base on each Certificate Anniversary and on any Business Day on which you make an Addition to, or take an Excess Withdrawal from, your Designated Account.


         I.   BENEFIT BASE ON EACH CERTIFICATE ANNIVERSARY

We calculate your Benefit Base on each Certificate Anniversary as follows:


                              A = B plus C minus D

         Where:


          A       = the Benefit Base.


          B       = the Interim Benefit Base for the current Certificate
                    Anniversary.


          C       = the value of any Addition to your Designated Account made on the current Certificate Anniversary.


          D       = the Pro Rata Reduction for any Excess Withdrawal taken on the current Certificate Anniversary.


              INTERIM BENEFIT BASE FOR A CERTIFICATE ANNIVERSARY


              In calculating your Benefit Base on each Certificate Anniversary, we determine an Interim Benefit Base on each Certificate Anniversary. It is determined as follows:

              A. If X is equal to or greater than Y, then your Interim Benefit Base is the greater of: (i) the prior Benefit Base; or (ii) the value of your Designated Account on the current Certificate Anniversary.

              B. If X is less than Y, then your Interim Benefit Base is the value of your Designated Account on the current Certificate Anniversary.

              Where:

                    X       = your prior Benefit Base multiplied by the Income
                              Percentage applicable on the last Certificate Anniversary.

                    Y       = The value of your Designated Account on the
                              current Certificate Anniversary multiplied by the Income Percentage based upon the then current Age of the Annuitant, or if Joint Annuitants are named, the then current Age of the younger.


              PRO RATA REDUCTION FOR ANY EXCESS WITHDRAWAL


              In calculating your Benefit Base on each Certificate Anniversary, we determine the Pro Rata Reduction for any Excess Withdrawal. We calculate it as follows:


                      H = (I divided by J) multiplied by L


              Where:

                    E       = the Pro Rata Reduction for the Excess
                              Withdrawal.

                    F       = the amount of the Excess Withdrawal taken from
                              the Designated Account on the current Business
                              Day.

                    G       = the value of your Designated Account on the
                              current Business Day.

                    H       = the prior Benefit Base.


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II. BENEFIT BASE IF THERE IS AN ADDITION OR AN EXCESS WITHDRAWAL ON A DATE OTHER
THAN A CERTIFICATE ANNIVERSARY

         In addition to the Certificate Anniversary, we calculate your Benefit Base on any Business Day when you make an Addition to, or take an Excess Withdrawal from, your Designated Account. We calculate your Benefit Base as follows:


                              A = B plus C minus D

         Where:


          A       = the Benefit Base.


          B       = the prior Benefit Base.


          C       = the value of any Addition to your Designated Account made the current Business Day.


          D       = the Pro Rata Reduction for any Excess Withdrawal taken on the current Business Day.


              PRO RATA REDUCTION FOR ANY EXCESS WITHDRAWAL


              In calculating your Benefit Base on any other Business Day, we determine the Pro Rata Reduction for any Excess Withdrawal. We calculate it as follows:


                      H = (I divided by J) multiplied by L


              Where:

                    E       = the Pro Rata Reduction for the Excess
                              Withdrawal.

                    F       = the amount of the Excess Withdrawal taken from
                              your Designated Account on the current Business
                              Day.

                    G       = the value of the Designated Account on the
                              current Business Day.

                    H       = the prior Benefit Base.



4. BENEFIT BASE ON AND AFTER THE BENEFIT DETERMINATION DATE

Your Benefit Base on and after the Benefit Determination Date is the Benefit Base last computed.



5. BENEFIT BASE UPON PURCHASE OF AN OPTIONAL FIXED ANNUITY

If you elect to purchase an Optional Fixed Annuity, your Benefit Base will be permanently reduced to zero.



6. BENEFIT BASE UPON REINSTATEMENT

If you reinstate a previously terminated Certificate, your Benefit Base will be reset to equal the value of your Designated Account as of the date the reinstatement is effective. Following the reinstatement, your Benefit Base will be determined as described above. In addition, the Maximum Anniversary Value will be reset to equal the value of your Designated Account as of the date the reinstatement is effective.


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--------------------------------------------------------------------------------
OPTIONAL FIXED ANNUITY
--------------------------------------------------------------------------------

Until the Maturity Date, you may elect to pay all of your Designated Account value to purchase an Optional Fixed Annuity under the Contract by providing us with a properly completed election form. You may elect one of the annuity options described below. After you elect to purchase guaranteed annuity income, we will begin making Optional Fixed Annuity Payments on the date selected by you according to the annuity option selected. We will make the Optional Fixed Annuity Payments monthly, quarterly, semi-annually, or annually, as requested. We reserve the right to require that the Optional Fixed Annuity Payments be in an amount no less than the Minimum Amount shown on the Certificate Schedule and the Optional Fixed Annuity Payments to be made on a less frequent basis. We will send the Optional Fixed Annuity Payments to you, or to the person or entity you have designated. Once an Optional Fixed Annuity Option has been elected, you may not change the annuity option or the payment frequency selected. In addition, once elected, no benefits will be payable under the Income Benefit provisions of the Contract.


If this Certificate is in effect on the Maturity Date, you may elect to pay all of the value of the Designated Account to purchase the Optional Fixed Annuity Option A. If you do not elect to do so, this Certificate will terminate.


The Guaranteed Purchase Rate Tables are shown on the Certificate Schedule.

OPTION A - INSTALLMENTS FOR LIFE        You will receive equal installments as
                                        long as the Annuitant is living.
                                        Installments will be based on the
                                        purchase rate we declare. This purchase
                                        rate will never be less than the
                                        purchase rate shown in Table 1.

OPTION B - JOINT AND SURVIVOR           You will receive equal installments
                                        while both the Annuitant and Joint
                                        Annuitant are still ANNUITY living.
                                        Installments will be based on the
                                        purchase rate we declare. This purchase
                                        rate will never be less than the
                                        purchase rate shown in Table 2.


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--------------------------------------------------------------------------------
TERMINATION
--------------------------------------------------------------------------------


CERTIFICATE TERMINATION


This Certificate will terminate upon the earliest of:

o The date of cancellation of this Certificate by you. The date of cancellation will be the later of the date you specify for the cancellation in your Notice to us, or the date we receive and accept such Notice.

o The date that you completely withdraw or transfer all amounts held in, or otherwise close, your Designated Account with the Contract Holder.

o If any amount you owe has not been paid, the date that the Grace Period for such amount has expired.

o If the Annuitant is no longer the owner of or an individual with the beneficial interest in your Designated Account.

o The date that your Benefit Base is zero, if you did not choose the Optional Fixed Annuity.

o The date that you completely transfer any portion of your Designated Account into investments that are not part of the currently approved asset allocation programs, if you did not within the period specified on the written notice of the improper reallocation, reallocate your Designated Account back to currently approved asset allocation programs.

o If any portion of your Designated Account is allocated to asset allocation programs which we gave notice are no longer approved, the date specified in the notice if you did not, by such date, reallocate your Designated Account into one or more asset allocation programs approved at such time.

o The date that you make an excess Addition, if you did not, within the specified period of our notice that there was an excess Addition, withdraw the excess Addition.

o After the Annual Permitted Withdrawal Start Date, the date that your Designated Account Value is reduced to zero in connection with a withdrawal that includes an Excess Withdrawal.

o         For a single Annuitant, the date of death of the Annuitant.

o On or after the Benefit Determination Date or the effective date of election of the Optional Fixed Annuity, the date of death of the last survivor of the Joint Annuitants.

o Prior to the Benefit Determination Date or the effective date of election of the Optional Fixed Annuity, the date of death of the last survivor of the Joint Annuitants, so long as the Joint Annuitants are spouses (as recognized under the Code) at the time of the first to die. If the Joint Annuitants are not spouses under the Code at such time, we will terminate the Certificate upon the first to die of the annuitant and Joint Annuitant.

o If an Optional Fixed Annuity is purchased, the date that the Optional Fixed Annuity Payments are no longer payable according to the option selected.

o If a Certificate is in effect on the Maturity Date and you do not elect to pay all of the value of your Designated Account to purchase the Optional Fixed Annuity Option A.


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There is no cash value for this Certificate. Upon termination of this
Certificate, our obligations to you shall cease except for any refund of unearned Total Contract Charges.


If we are paying the Monthly Benefit Amount or making Optional Fixed Annuity Payments, the provisions described in this Certificate that do not apply to our payment obligations terminate on the Benefit Determination Date or the effective date of the election of the Optional Fixed Annuity.



RIGHT TO REINSTATE A CERTIFICATE


You shall have a one-time right to reinstate this Certificate once it terminates for failure to pay amounts due under the Contract. The right to reinstate is limited to the Right to Reinstate Period shown on the Certificate Schedule from the date of termination of this Certificate. If this Certificate is reinstated, your Benefit Base and, if applicable, the Maximum Anniversary Value, will be reset to equal the value of the Designated Account as of the date the reinstatement is effective.



RIGHT TO REAPPLY


If this Certificate is terminated for any reason, we will not accept an application from you for benefits under the Contract until the Waiting Period to Reapply shown on the Certificate Schedule expires. The Waiting Period to Reapply is waived if a Certificate is terminated within the dates indicated in the Waiver of Waiting Period to Reapply shown on the Certificate Schedule. Any subsequent application will be subject to the availability of insurance for new Certificates and our underwriting rules in effect at that time.


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

--------------------------------------------------------------------------------
GENERAL PROVISIONS
--------------------------------------------------------------------------------

ENTIRE CONTRACT


This Certificate, the Contract, any endorsements, amendments, and any riders together are the Entire Contract and constitute the Entire Contract between the Contract Holder and us with respect to the rights and obligations described in this Certificate. All statements made to us by the Contract Holder, any Certificate Owner or any Annuitant will be deemed representations and not warranties.


CONTESTABILITY


We will not contest this Certificate.


AGE OR GENDER
We may require proof of the Annuitant's and, if applicable, the Joint Annuitant's gender and Age as of any date. After the Benefit Determination Date or after the date you elect an Optional Fixed Annuity, we may require proof that the Annuitant, and if applicable the Joint Annuitant, is still living.


If the Age or gender of an Annuitant or Joint Annuitant is misstated on the Certificate Schedule, we will adjust as applicable the Insurance Charges, Benefit Base, Annual Permitted Withdrawal Amount, Maximum Anniversary Value, Income Percentage, Maturity Date, Monthly Benefit Amount and Optional Fixed Annuity Payments calculated to such amount, had the correct Age or gender been provided. If there is any change to the amounts payable by us under the Contract we will correct the payments as follows. If there is any underpayment, we will pay the amount of the underpayment in one sum. Any overpayment will be deducted from the current or succeeding payment or payments due under this Certificate until fully paid. If this Certificate is issued before the minimum issue Age or after the maximum issue Age due to a misstatement of Age, we will void this Certificate and will return the Insurance Charges and the Administrative Charges paid.


REPORTS TO CERTIFICATE OWNER
We will send you a report at the end of each calendar year. The report will include any information that may be currently required by the insurance supervisory official of the jurisdiction in which this Certificate is delivered.


NO DIVIDENDS ARE PAYABLE
The Contract under which this Certificate is issued is nonparticipating, does not participate in our profits or surplus, and no dividends are payable.


WHO CAN MAKE CHANGES TO THE CONTRACT
Any changes to the Contract and this Certificate must be in writing, signed by our President and our Secretary.


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

AMENDMENTS


We reserve the right to amend the Contract, this Certificate, and their riders and endorsements, in order to retain the qualification of the Contract and this Certificate for treatment as an annuity, whether under state or federal law, including the following:

o         The Code as amended;

o         Treasury regulations under the Code;

o         Internal Revenue Service Rulings; and

o         Any requirements imposed by the Internal Revenue Service.


Riders and endorsements added to comply with applicable tax law do not require your consent but are subject to regulatory approval. Any such changes will apply uniformly to all Certificates that are affected. You will be given written notice of such changes.


In all events, notwithstanding any other provision of this Certificate, we will interpret and administer this Certificate in accordance with the Code.


SENDING NOTICE TO US
Whenever Notice is required, it needs to be sent to our Customer Service Center. The Notice must be in a form acceptable to us. The address of our Customer Service Center is shown on the Certificate Schedule.


CONFORMITY WITH LAW
If any provision of the Contract as described in this Certificate is contrary to any applicable law, such provision is considered amended to conform to such law.


YOUR RIGHT TO EXAMINE THIS CERTIFICATE
You may return this Certificate to us or the agent through whom it was purchased within the period designated on the front of this Certificate.


MINIMUM BENEFITS
The benefits payable for this Certificate are not less than the Minimum Benefits required by the laws of the state governing this Certificate.


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--------------------------------------------------------------------------------
GLOSSARY
--------------------------------------------------------------------------------

Some of the terms found in the Contract and this Certificate are defined below.


THE COMPANY, OUR, US, AND WE
Allianz Life and Annuity Company.


CERTIFICATE OWNER, YOU, AND YOUR
The purchaser of this Certificate and the person, or persons, if Joint Certificate Owners are named, who has the rights and options under the Contract. If Joint Certificate Owners are named, any reference to you includes the Joint Certificate Owner.


ADDITIONS
Additional funds added to your Designated Account other than proceeds from the assets held in your Designated Account.


ADMINISTRATIVE CHARGES
The money payable for the cost of administering, distributing and maintaining the Contract and this Certificate issued under the Contract.


AGE
An individual's age on his or her most recent birthday.


ANNUAL PERMITTED WITHDRAWAL AMOUNT
The amount you may withdraw each Certificate Year from your Designated Account without reducing the benefits under the Contract.


ANNUAL PERMITTED WITHDRAWAL START DATE
The date on which you begin taking Annual Permitted Withdrawals.


ANNUITANT
The person designated by you, during whose life we will pay the Monthly Benefit Amount or Optional Fixed Annuity Payments. If Joint Annuitants are named, any reference to "Annuitant" means the Joint Annuitants.


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MONTHLY BENEFIT AMOUNT
The amount of the benefit payable monthly beginning on the Benefit Commencement Date.


BENEFIT BASE
An amount which is one of the factors used to determine the Annual Permitted Withdrawal Amount and Monthly Benefit Amount for this Certificate.


BENEFIT COMMENCEMENT DATE
The date on which we will begin payment of the Monthly Benefit Amount.


BENEFIT DETERMINATION DATE
The date a Designated Account is reduced to zero with (i) any withdrawal that does not include Excess Withdrawals; or (ii) the payment of Total Contract Charges, so long as this Certificate has not been terminated and the Benefit Base is greater than zero.


BENEFIT PAYMENT DATE
The monthly day that the Monthly Benefit Amount is paid. It is the day of each month that is the same day of the month as the Certificate Date and if that day is not a Business Day, the next Business Day.


BUSINESS DAY
Each day (i) the Contract Holder is open for business, (ii) we are open for business and (iii) the New York Stock Exchange is open for trading.


CERTIFICATE
This form issued to you, which provides a summary of the benefits, rights, and terms under the Contract.


CERTIFICATE ANNIVERSARY
For each Certificate Year, the day that occurs on the same day and in the same month as the Certificate Date. The first Certificate Anniversary is 12 months after the Certificate Date. If that day is not a Business Day, the next Business Day will be treated as the Certificate Anniversary.


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CERTIFICATE DATE
The first day this Certificate is effective, as shown on the Certificate Schedule. The Certificate Date determines the Certificate Anniversary and the Certificate Year.


CERTIFICATE YEAR
The first Certificate Year begins on the Certificate Date. Subsequent Certificate Years begin on the Certificate Anniversaries. All Certificate Years end at the end of the day before the next Certificate Anniversary


CODE
The Internal Revenue Code of 1986, as amended.


CONTINGENT CERTIFICATE OWNER
Named by the Certificate Owner at time of application, if any. Must be the spouse of the Certificate Owner as recognized by the Code and be designated as the sole primary beneficiary of the Designated Account.


CONTRACT
The group master contract issued to the Contract Holder.


CONTRACT HOLDER
The entity to whom the Contract is issued and who is named as the Contract Holder on the Certificate Schedule.


CUSTOMER SERVICE CENTER
The administrative offices for this Certificate as shown on the Certificate Schedule, or as set forth from time to time.


DESIGNATED ACCOUNT
Your investment account that you have established with the Contract Holder, and that participates in one or more approved asset allocation programs offered by the Contract Holder and approved by us, as shown on the Certificate Schedule.


DUE DATE
The date Insurance Charges and Administrative Charges are calculated and due.


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EXCESS WITHDRAWALS
After the Annual Permitted Withdrawal Start Date, the amounts of withdrawals from your Designated Account in excess of the Annual Permitted Withdrawal Amount for the Certificate Year.


INCOME PERCENTAGE
The Income Percentage is shown on the Certificate Schedule in the Income Percentage Table and is based on the Age of the Annuitant or if Joint Annuitants are named, the Age of the younger.


INSURANCE CHARGES
The amounts payable for the benefits under this Certificate.


JOINT ANNUITANT
The person during whose life, in conjunction with the Annuitant's, we will pay the Monthly Benefit Amount or Optional Fixed Annuity Payments. The Annuitant and Joint Annuitant must be spouses under the Code.


JOINT CERTIFICATE OWNER
If there is more than one Certificate Owner, each Owner is a Joint Certificate Owner. Joint Certificate Owners have equal ownership rights. Both must authorize any exercise of those ownership rights unless we allow otherwise. Both must be spouses under the Code.


MATURITY DATE
The latest date that this Certificate terminates, if no Annual Permitted Withdrawal Start Date has occurred and you did not elect an Optional Fixed Annuity Option on such date.


MARKET CLOSE
The time at which the New York Stock Exchange closes for trading.


MAXIMUM ANNIVERSARY VALUE
The Maximum Anniversary Value of this Certificate is used in calculating the Benefit Base prior to the Annual Permitted Withdrawal Start Date. The Maximum Anniversary Value is equal to the highest value of your Designated Account on any Certificate Anniversary, adjusted for any Additions made since that anniversary.


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NOTICE
Receipt at our Customer Service Center, as shown on the Certificate Schedule, of a written request satisfactory to the Company.


OPTIONAL FIXED ANNUITY
An annuity that can be purchased under the Contract by you, using the Guaranteed Purchase Rate Table as set forth on the Certificate Schedule.


OPTIONAL FIXED ANNUITY PAYMENTS
Payment of annuity benefits under an Optional Fixed Annuity selected by you.


TOTAL CONTRACT CHARGES
The sum of the Insurance Charges and Administrative Charges.


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



                    GROUP DEFERRED FIXED ANNUITY CERTIFICATE




                        ALLIANZ LIFE AND ANNUITY COMPANY


                            [5701 GOLDEN HILLS DRIVE]


                          [MINNEAPOLIS, MN 55416-1297]





                                 [800.950.1962]


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